United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  October 16, 2014

Spine Pain Management, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 521-4220
(Registrant’s telephone number)

Item 5.07  Submission of Matters to a Vote of Security Holders.

On October 16, 2014, we held an Annual Meeting of Stockholders of Spine Pain Management, Inc. at our corporate offices at 5225 Katy Freeway, Suite 600, Houston, Texas 77007, for the following purposes:

(1) To elect five directors, including William F. Donovan, M.D., John Bergeron, Jerry Bratton, Franklin A. Rose, M.D. and Peter Dalrymple;

(2) To ratify the selection of Ham, Langston & Brezina, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

(3) To approve a non-binding advisory resolution on executive compensation;

(4) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named director nominees were elected, the selection of Ham, Langston & Brezina, LLP was ratified and the non-binding advisory resolution on executive compensation was approved.  There were no other matters presented for action at the Annual Meeting.  The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, April 22, 2013:	19,015,882

Total Voting Shares Present Either by Proxy
or in Person of Common Stock:	14,805,662

Item 1:                      Election of Directors

	FOR	WITHHELD
William F. Donovan, M.D.	6,173,345	7,146
John Bergeron	6,173,346	7,145
Jerry Bratton	6,173,745	6,746
William A. Lawrence	6,173,346	7,145
Franklin A. Rose, M.D.	6,172,345	8,146

Additionally, there was a total of 8,577,695 broker non-votes for the election of directors.

Item 2:                      Ratification of appointment of Ham, Langston & Brezina, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013

Votes for:	13,383,934
Votes against:	5,700
Votes abstained:	1,416,028

Item 3:                      Approve a non-binding advisory resolution on executive compensation

Votes for:	6,171,950
Votes against:	40,546
Votes abstained:	100,000

Additionally, there was a total of 8,577,695 broker non-votes for approval of the non-binding advisory resolution on executive compensation.

There were no other matters presented for action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

By: /s/ John Bergeron
John Bergeron
Date: October 22, 2014	Chief Financial Officer